Exhibit 10.23

FIRST AMENDED AND RESTATED

PERMEO TECHNOLOGIES, INC.

2001 STOCK OPTION PLAN

(amended effective October 19, 2005)

1. Purpose. The purposes of the Plan are to attract and retain for the Company and its Affiliates the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to increase their interest in the Company’s welfare, and to promote the success of the business of the Company and its Affiliates.

2. Definitions. As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:

a. “Affiliate” means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (iii) with respect to an Option that is intended to be an Incentive Stock Option, (A) any “parent corporation” of the Company, as defined in Section 424(e) of the Code or (B) any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is the common parent, and any other entity as may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted; provided, however, that in each case the Affiliate must be consolidated in the Company’s financial statements.

b. “Board” means the Board of Directors of the Company.

c. “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.

d. “Committee” means the committee, as constituted from time to time, of the Board that is appointed by the Board to administer the Plan; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary in each case to satisfy such requirements with respect to Options granted under the Plan. Within the scope of such authority, the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Options to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Options or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act. If a committee has not been established by the Board to administer the Plan, or if no such committee shall be in existence at any time during the term of the Plan, “Committee” at such time means the Board.

e. “Common Stock” means the Common Stock, $0.001 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

f. “Company” means Permeo Technologies, Inc., a Delaware corporation.

g. “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate and who is a “consultant or advisor” within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act.

h. “Continuous Service” means that the provision of services to the Company or an Affiliate in any capacity of Employee, Director or Consultant is not interrupted or terminated. Except as otherwise provided in the Option Agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.

i. “Covered Employee” means the chief executive officer and the four other most highly compensated officers of the Company for whom total compensation is required to be reported to stockholders under Regulation S-K, as determined for purposes of Section 162(m) of the Code.

j. “Director” means a member of the Board or the board of directors of an Affiliate.

k. “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

l. “Employee” means any person, including an Officer or Director, who is employed, within the meaning of Section 3401 of the Code, by the Company or an Affiliate. The provision of compensation by the Company or an Affiliate to a Director solely with respect to such individual rendering services in the capacity of a Director, however, shall not be sufficient to constitute “employment” by the Company or that Affiliate.

m. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

n. “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

i. If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or if the Common Stock is listed or traded on more than one exchange or market, the exchange or market with the greatest volume of trading in the Common Stock) on the last trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

ii. In the absence of any such established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

o. “Incentive Stock Option” means an Option granted to an Employee under the Plan that meets the requirements of Section 422 of the Code.

p. “Non-Employee Director” means a Director of the Company who either (i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

q. “Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.

r. “Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

s. “Option” means a stock option granted pursuant to the Plan to purchase a specified number of shares of Common Stock, whether granted as an Incentive Stock Option or as a Non-Qualified Stock Option.

t. “Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.

u. “Optionee” means an individual to whom an Option has been granted under the Plan.

v. “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an “affiliated corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

w. “Plan” means this First Amended and Restated Permeo Technologies, Inc. 2001 Stock Option Plan, as set forth herein and as it may be amended from time to time.

x. “Qualifying Shares” means shares of Common Stock which either (i) have been owned by the Optionee for more than six (6) months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Optionee in the public market.

y. “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

z. “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

aa. “Section” means a section of the Plan unless otherwise stated or the context otherwise requires.

bb. “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

cc. “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. Types of Options and Shares. Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options, as designated at the time of grant.

4. Shares Subject to Plan. The Committee may not grant Options under the Plan for more than 5,377,885 shares of Common Stock, subject to adjustment as provided in Section 11(a). If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released shares of Common Stock from such Options shall be available for future grant and purchase under the Plan. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Options under the Plan. Nothing in this Section 4 shall impair the right of the Company to reduce the number of outstanding shares of Common Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Common Stock shall (a) impair the validity of any outstanding Option, whether or not that Option is fully exercisable, or (b) impair the status of any shares of Common Stock previously issued pursuant to an Option as duly authorized, validly issued, fully paid, and nonassessable.

5. Eligibility. Options other than Incentive Stock Options may be granted to Employees, Officers, Directors, and Consultants (subject to any limitations under Rule 701 under the Securities Act, if relied on by the Company for the Option). Incentive Stock Options may be granted only to Employees (including Officers and Directors who are also Employees). The Committee in its sole discretion shall select the recipients of Options. An Optionee may be granted more than one Option under the Plan, and Options may be granted at any time or times during the term of the Plan. The grant of an Option to an Employee, Officer, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Options under the Plan.

6. Terms and Conditions of Options. The Committee shall determine (a) whether each Option shall be granted as an Incentive Stock Option or as a Non-Qualified Stock Option and (b) the provisions, terms, and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, repurchase provisions, rights of first refusal, forfeiture provisions, methods of payment, and all other terms and conditions of the Option, subject to the following:

a. Form of Option Grant. Each Option granted under the Plan shall be evidenced by a written Option Agreement in such form (which need not be the same for each Optionee) as the Committee from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.

b. Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Option Agreement evidencing the Option will be delivered to the Optionee with a copy of the Plan and other relevant Option documents within a reasonable time after the date of grant.

c. Exercise Price. The exercise price of a Non-Qualified Stock Option shall be not less than 85% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The exercise price of any Incentive Stock Option shall be not less than 100% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The exercise price of any Incentive Stock Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option.

d. Exercise Period. Options shall be exercisable within the time or times or upon the event or events determined by the Committee and set forth in the Option Agreement; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date of grant of the Option, and provided further, that no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years from the date of grant of the Option.

e. Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of Section 422 of the Code) granted under any other incentive stock option plan of the Company or an Affiliate shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute incentive stock options within the meaning of Section 422 of the Code and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this Section 6(e), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

f. Transferability of Options. Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee; provided, that the Optionee may, however, designate persons who or which may exercise his Options following his death.

g. Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Option under the Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under the Plan if the terms of such assumed option could be applied to an Option granted under the Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other entity had applied the rules of the Plan to such grant. The Committee also may grant Options under the Plan in settlement of or substitution for, outstanding options or obligations to grant future options in connection with the Company or an Affiliate acquiring another entity, an interest in another entity or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction. Notwithstanding the foregoing provisions of Section 6(c), in the case of an Option issued or assumed pursuant to this Section 6(g), the exercise price for the Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder.

7. Exercise of Options.

a. Notice. Options may be exercised only by delivery to the Company of a written exercise agreement approved by the Committee (which need not be the same for each Optionee), stating the number of shares of Common Stock being purchased, the restrictions imposed on the shares of Common Stock, if any, and such representations and agreements regarding the Optionee’s investment intent and access to information and other matters, if any, as may be required by the Company to comply with applicable securities laws, or as may be deemed appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased. Such exercise agreement may be part of an Optionee’s Option Agreement.

b. Early Exercise. An Option Agreement may, but need not, include a provision that permits the Optionee to elect at any time while an Employee, Director or Consultant, to exercise any part or all of the Option prior to full vesting of the Option. Any unvested shares of Common Stock received pursuant to such exercise may be subject to a repurchase right in favor of the Company or an Affiliate or to any other restriction the Committee determines to be appropriate

c. Payment. Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, where approved by the Committee in its sole discretion at the date of grant and stated in the Option Agreement and where permitted by law: (i) by surrender for cancellation of Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company); (ii) by delivery of the Optionee’s promissory note with such recourse, interest, security, redemption and other provisions as the Committee may require; (iii) if a public market for the Common Stock exists, through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (iv) if a public market for the Common Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; or (v) by any combination of the foregoing. No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.

d. Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal or state income taxes or other taxes with respect to the exercise of any Option granted under the Plan. Prior to issuance of the shares of Common Stock upon exercise of an Option, the Optionee shall pay or make adequate provision acceptable to the Committee for the satisfaction of the statutory minimum prescribed amount of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon exercise of an Option, the Company shall withhold or collect from the Optionee an amount sufficient to satisfy such tax withholding obligations.

e. Exercise of Option Following Termination of Continuous Service.

i. An Option may not be exercised after the expiration date of such Option set forth in the Option Agreement and may be exercised following the termination of an Optionee’s Continuous Service only to the extent provided in the Option Agreement.

ii. Where the Option Agreement permits an Optionee to exercise an Option following the termination of the Optionee’s Continuous Service for a specified period, the Option shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Option, whichever occurs first.

iii. Any Option designated as an Incentive Stock Option, to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of an Optionee’s Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Option Agreement.

iv. The Committee shall have discretion to determine whether the Continuous Service of an Optionee has terminated and the effective date on which such Continuous Service terminates and whether the Optionee’s Continuous Service terminated as a result of the Disability of the Optionee.

f. Limitations on Exercise.

i. The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided, that such minimum number will not prevent Optionee from exercising the full number of shares of Common Stock as to which the Option is then exercisable.

ii. The obligation of the Company to issue any shares of Common Stock pursuant to the exercise of any Option shall be subject to the condition that such exercise and the issuance and delivery of such shares pursuant thereto comply with the Securities Act, all applicable state securities laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

iii. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.

8. Restrictions on Shares. At the discretion of the Committee, the Company may require an Optionee to become a party to agreement(s) containing (a) a right of first refusal to purchase all shares of Common Stock that an Optionee (or a permitted transferee, if applicable) may propose to transfer to a third party and/or (b) a right to repurchase all or a portion of the shares of Common Stock held by an Optionee upon and after termination of the Optionee’s Continuous Service for any reason within a specified date as determined by the Committee, and/or (c) a voting and/or stock ownership agreement and/or (d) such other provisions as the Committee shall determine in its sole discretion are appropriate.

9. Modification, Extension And Renewal of Options. The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that (except as permitted by Section 11) any such action may not, without the written consent of any Optionee, impair any rights under any Option previously granted to such Optionee. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

10. Privileges of Stock Ownership. No Optionee will have any of the rights of a stockholder with respect to any shares of Common Stock subject to an Option until such Option is properly exercised and the purchased shares are issued and delivered to the Optionee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan. To the extent required to comply with any federal or state securities laws, the Company shall, during the term of each Option, provide to the Optionee thereunder and each person owning shares purchased through the Plan with financial statements at least annually, unless the Optionee or the stockholder is an Employee whose duties in connection with the Company assure access to equivalent information.

11. Adjustment Upon Changes in Capitalization and Corporate Events.

a. Capital Adjustments. The number of shares of Common Stock covered by each outstanding Option granted under the Plan and the Option price may be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Option, and either (i) any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Option will be rounded up to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value, if any, for the shares of Common Stock as adjusted pursuant to this Section 11(a). Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

b. Dissolution or Liquidation. The Committee shall notify the Optionee at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless provided otherwise in an individual Option Agreement, to the extent that an Option has not been previously exercised, such Option shall terminate immediately prior to consummation of such dissolution or liquidation.

c. Merger, Asset Sale, and Change in Control. If, during the term of the Plan (i) the Company shall sell (in one transaction or in a series of related transactions) all or substantially all of its assets to a person or entity that is not an “affiliate”, as defined in Rule 405 promulgated under the Securities Act, of the Company, (ii) the Company (or its successor) consummates a merger, consolidation, share exchange, or reorganization with another corporation or other legal entity and, as a result of such merger, consolidation, share exchange, or reorganization, less than a majority of the combined voting power of the outstanding securities of the surviving entity (whether the Company or another entity) immediately after such transaction is held in the aggregate by the holders of securities of the Company that were entitled to vote generally in the election of directors of the Company (or its successor) (“Voting Stock”) immediately before such transaction, or (iii) when the Common Stock is traded in the over-the-counter market or on any securities exchange, pursuant to a tender offer or exchange offer for securities of the Company, or in any other manner, any “person” or “group,” as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, as amended (excluding the Company, a subsidiary of the Company or any employee benefit plan, or a related trust or the trustee thereof, sponsored or maintained by the Company or any Affiliate), acquires “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the Voting Stock (the surviving entity or purchaser described in this Section 11(c), the “Purchaser”, and any such event described in this Section 11(c) a “Change in Control”), the Purchaser shall either assume the obligations of the Company under the outstanding Options or convert the outstanding Options into options of at least equal value as to capital stock of the Purchaser. The Purchaser also may issue, in place of outstanding shares of Common Stock held by Optionee as a result of the exercise of an Option that is subject to repurchase, substantially similar shares or other property subject to similar repurchase restrictions no less favorable to Optionee.

In the event such Purchaser refuses to assume or substitute Options, as provided above, pursuant to a Change in Control, each Option which is at the time outstanding under the Plan shall (i) except as provided otherwise in an individual Option Agreement, automatically become, subject to all other terms of the Option Agreement, fully vested and exercisable and be released from any repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the shares of Common Stock at the time represented by such Option, and (ii) notwithstanding any contrary terms in the Option Agreement, expire on a date at least twenty (20) days after the Committee gives written notice to Optionees specifying the terms and conditions of such termination.

To the extent that an Optionee exercises an Option before or on the effective date of the Change in Control, the Company shall issue all Common Stock purchased by exercise of that Option, and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change in Control. Upon a Change in Control, when the outstanding Options are not assumed by the Purchaser, the Plan shall terminate and any unexercised Options outstanding under the Plan at that date shall terminate.

12. Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for approval within twelve (12) months before or after the date the Plan is adopted by the Board. The Committee may grant Options under the Plan prior to approval by the stockholders, which Options will be effective when granted, but no such Option shall be exercisable until such approval is obtained. In the event that stockholder approval is not obtained within the twelve (12)-month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options. In addition, the Board may determine from time to time that it is necessary or desirable to obtain the approval of either the Plan or an amendment to the Plan by the Company’s stockholders to satisfy or comply with applicable law, including Sections 162(m) and 422 of the Code, or the rules of any stock exchange or national market system on which the Common Stock may be listed or quoted.

13. Administration. The Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Options granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of the Plan or any Option granted under the Plan shall be final and binding upon the Company and all persons having an interest in any Option or any shares of Common Stock purchased pursuant to an Option.

14. Effect of Plan. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Option or any other rights except as may be evidenced by the Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Options granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Option Agreement or in other Option-related documents shall confer upon any Employee, Director or Consultant any right with respect to such person’s Continuous Service or interfere or affect in any way with the right of the Company or an Affiliate to terminate such person’s Continuous Service at any time, with or without cause.

15. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Options shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

16. Amendment or Termination of Plan. The Committee shall have the authority to amend any Option Agreement to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding Options may be revoked or altered in a manner unfavorable to the Optionee without the written consent of the Optionee. Any termination of the Plan shall not impair any of the rights of any Optionee whose Option is outstanding on the date of the Plan’s termination without the Optionee’s written consent.

17. Effective Date and Term of Plan. The Plan shall become effective June 11, 2001, which is the date of its adoption by the Board. It shall continue in effect for a term of ten (10) years from its adoption date, unless sooner terminated by action of the Board. Subject to the terms and conditions of the Plan and applicable laws, Options may be granted under the Plan upon its adoption.

18. Severability and Reformation. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

19. Governing Law. The Plan and all issues or matters relating to the Plan shall be governed by, determined and enforced under, and construed and interpreted in accordance with the laws of the State of Texas.

20. Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.

PLAN HISTORY

June 11, 2001	Board adopts Plan, with an initial reserve of 2,421,000 shares.

June 11, 2001	Stockholders approve Plan, with an initial reserve of 2,421,000 shares.

April 29, 2002	Board approves amendment to Plan increasing reserve to 10,379,126 shares and effecting certain other amendments to Plan.

April 29, 2002	Stockholders approve amendment to Plan increasing reserve to 10,379,126 shares and effecting certain other amendments to Plan.

October 17, 2002	Board approves amendment to Plan to adjust share reserve to 2,000,058 shares to account for a reverse stock split.

October 17, 2002	Stockholders approve amendment to Plan to adjust share reserve to 2,000,058 shares to account for a reverse stock split.

May 20, 2003	Board approves amendment and restatement of Plan increasing reserve to 3,352,465 shares.

May 20, 2003	Stockholders approve amendment and restatement of Plan increasing reserve to 3,352,465 shares.

October 19, 2005	Board and stockholders approve amendment of Plan to increase the reserve to 5,377,885 shares.